SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 23, 2007

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 23, 2007, OmniVision Technologies, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with LBA Realty Fund-Holding Co. I, LLC for the purchase by the Company of a complex of four buildings in Santa Clara County, California, totaling approximately 207,000 square feet (collectively, the “Property”).  The aggregate purchase price of the Property is approximately $37.2 million.  The Purchase Agreement contains representations, warranties and covenants of the parties, closing conditions and termination and other customary provisions.  The Company anticipates that the purchase of the Property will close on or about March 15, 2007.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement.  A copy of the Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2007

OmniVision Technologies, Inc.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer